Exhibit 10.4

STRATEGIC ADVISORY AGREEMENT

This Strategic Advisory Agreement (this “Agreement”) is entered into as of September 15, 2025 (the “Effective Date”) by and between Helius Medical Technologies, Inc. (the “Customer”), Pantera Capital Management LP, a Delaware limited partnership (“Pantera”) and Summer Wisdom Holdings Limited, a BVI business company incorporated in British Virgin Island (“Summer” together with Pantera, the “Advisors”). The Customer and the Advisors are each a “Party” and together the “Parties.”

RECITALS

WHEREAS, the Customer is a specialty finance company that desires to expand and diversify its business through integration of cryptocurrency and digital asset strategies in both its product offerings and as part of its treasury management strategy;

WHEREAS, each Advisor leading investment companies involved in the digital asset industry;

WHEREAS, the Customer intends to conduct an offering of securities of the Customer (the “Proposed Offering”);

WHEREAS, each Advisor intend to participate in the Proposed Offering as a purchaser of the Customer’s securities; and

WHEREAS, the Customer intends to apply funds raised in future equity or similar fund raises towards its cryptocurrency and digital asset treasury management strategy.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties agree as follows:

1. Engagement

1.1. Scope. Each Advisor to provide strategic advisory services to Customer in connection with the expansion and diversification of the Customer’s core business through integration of cryptocurrency and digital asset strategies in its product offerings and as part of its treasury management strategy, and the related services described in Schedule A attached hereto (the “Services”). Each Advisor’s obligations are several and not joint. Each Advisor is solely responsible for its own Services and deliverables and is not responsible for, and has no duty to supervise or review, the other Advisor’s work. Neither Advisor is the agent of, or may bind, the other.

1.2. Agents. Each Advisor may retain for and on behalf of the Customer, and at the sole cost and expense of the Customer, such services of accountants, legal counsel, investment banks, other financial advisors, and such other persons as each Advisor deems necessary or advisable in connection with the provision of the Services.

1.3. Independent Contractor. Each Advisor shall perform the Services as independent contractors and not as employees, agents, or partners of the Customer. Nothing in this Agreement shall be construed to create a joint venture, partnership, or agency relationship between the Parties.

2. Term and Termination

2.1. Term. This Agreement shall commence on the Effective Date and shall continue for an initial period of 2 years, unless earlier terminated in accordance with this Section 2 (the “Term”). Upon expiration of the initial 2-year period, the Term shall automatically renew for an additional 1-year period.

2.2. Termination for Cause. Either Party may terminate this Agreement immediately upon written notice if the other Party materially breaches a material provision of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach. Notwithstanding anything to the contrary in this Agreement, the Customer agrees and confirms that this Agreement may not be terminated pursuant to this Section 2.2 due to the poor performance or underperformance of any assets held by the Customer or its stock price.

2.3. Effect of Termination. Upon termination of this Agreement by the Customer for cause or termination by the Advisors other than for cause, the Advisors shall cease providing the Services on the effective date of such termination, and the Customer shall pay the Advisors any fees that would be due and payable under this Agreement to the Advisors to the effective date of such termination, provided that upon termination of this Agreement by the Customer for any other reason or termination by the Advisors for cause, the Advisors shall cease providing the Services as of the effective date of such termination, and the Customer shall pay the Advisors any fees that would be due and payable under this Agreement for the remainder of the Term as if the Agreement had not been terminated.

3. Compensation and Rights

3.1. Compensation. The Customer shall, during the Term, pay each Advisors the compensation set forth in Schedule B attached hereto (the “Compensation”).

3.2. Reimbursement. The Customer shall reimburse each Advisors for reasonable and documented out of pocket fees, costs and expenses (including the reasonable and documented expenses of each Advisor’s advisors and representatives) incurred (i) in connection with pursuing or consummating the Proposed Offering, upon completion of the Proposed Offering using proceeds therefrom; and (ii) in connection with the provision of the Services, upon presentation of relevant documentation. The Advisors shall provide periodic invoices to the Customer related to such fees, costs and expenses, and the Customer shall pay all such amounts within ten (10) days of its receipt of such invoice. The provisions of this Section 3.2 shall survive the termination of this Agreement to the extent such expenses were incurred prior to the termination of this Agreement.

3.3. Rights of the Advisors.

(a) The Customer undertakes in favor of each Advisor that, in respect of any decision by the Customer or the board of directors of the Customer (“Board of Directors”) during the Term regarding the compensation of the members of the Board of Directors (or any of them), including without limitation, the awarding or issuance of warrants or shares (or other securities of the Customer) or other incentive awards, to any member of the Board of Directors no such decision or action shall be effective nor taken without the prior written consent of the Advisors.

Notwithstanding the foregoing, nothing in this section shall constrain the Board of Directors from exercising their fiduciary duties with respect to the Customer. The foregoing rights of the Advisors are subject to compliance with applicable securities laws, rules and requirements and any applicable requirements of a securities exchange on which the Customer’s equity securities are listed.

(b) The Customer undertakes in favor of each Advisor that, in respect of the following actions during the Term:

i. any appointment or removal of the chief executive officer (CEO) of the Customer; and

ii. any appointment or removal of the chief financial officer (CFO) of the Customer;

no such decision or action shall be effective nor taken without consultation with each Advisor.

Notwithstanding the foregoing, nothing in this section shall constrain the Board of Directors from exercising their fiduciary duties with respect to the Customer. The foregoing rights of the Advisors are subject to compliance with applicable securities laws, rules and requirements and any applicable requirements of a securities exchange on which the Customer’s equity securities are listed.

3.4. Change of Customer Name. Upon the written request of any Advisor, the Customer shall take all necessary actions to promptly change its corporate name and, if required, its trading ticker symbol to such name and ticker symbol as specified by the requesting Advisor, subject to compliance with applicable securities laws and the requirements of the securities exchange on which the Customer’s equity securities are then listed. Subject to law and listing rules, the Customer will use commercially reasonable efforts to effect any requested name and ticker change within 90 days of request.

3.5. Shareholder Meeting. The Customer agrees that, upon the written request of any Advisor, the Customer shall, as promptly as reasonably practicable and in accordance with applicable law and the rules of any exchange on which the Customer’s securities are listed, file with the U.S. Securities and Exchange Commission and distribute to its shareholders a proxy statement soliciting votes with respect to the replacement or election of the members of the Board of Directors (the “Director Slate”) at a meeting of shareholders duly called for such purpose and that such proxy statement shall include a statement, to be prepared in consultation with the requesting Advisor, from the Customer explaining its recommendation and the rationale for supporting the Director Slate, and shall otherwise cooperate in good faith with the requesting Advisor to facilitate such shareholder vote. Notwithstanding the foregoing, the Customer shall have no obligation to file or distribute any additional proxy statements under this Section if a valid request has been received and acted upon within the prior six (6) months, measured from the date the Customer receives such written request from the requesting Advisor.

4. Confidentiality

4.1. Confidential Information. “Confidential Information” means non-public information regarding the disclosing Party’s business affairs, products, services, confidential intellectual property, trade secrets, third-party confidential information and other sensitive or proprietary information, whether orally or in visual, written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential.”

4.2. Exclusions. Confidential Information does not include information that: (a) is or becomes publicly available without breach of this Agreement; (b) was known to the receiving Party prior to disclosure; (c) is independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information; or (d) is disclosed pursuant to legal or regulatory requirements, provided, however in the case of clause (d), the disclosing Party shall disclose no more than that portion of the Confidential Information which, on the advice of the receiving Party’s legal counsel, such legal or regulatory requirement specifically requires the receiving Party to disclose.

4.3. Treatment of Confidential Information. Each Party shall: (a) protect and safeguard the confidentiality of the disclosing Party’s Confidential Information with at least the same degree of care as the receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (b) not use the disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to perform its obligations under this Agreement; and (c) not disclose any such Confidential Information to any person or entity, except to the receiving Party’s representatives who need to know the Confidential Information to assist the recipient, or act on its behalf, to exercise its rights or perform its obligations under this Agreement. The recipient shall be responsible for any breach of this Section 4.3 caused by any of its representatives. On the expiration or termination of the Agreement, the receiving Party and its representatives shall promptly return to the disclosing Party all copies, whether in written, electronic or other form or media, of the disclosing Party’s Confidential Information, or destroy all such copies and certify in writing to the disclosing Party that such Confidential Information has been destroyed.

4.4. Survival. The obligations under this Section 4 shall survive the termination or expiration of this Agreement for a period of two (2) years.

5. Limitation of Liability

5.1 .Liability Cap. Each Party’s total liability under this Agreement, whether in contract, tort, or otherwise, except with respect to any Compensation due to each Advisor pursuant to Schedule B of this Agreement, shall be limited to the total compensation paid under this Agreement; provided, however, any liability resulting from the fraud, gross negligence or willful misconduct of a Party shall not be limited.

5.2. Exclusion of Consequential Damages. Neither Party shall be liable to the other Party for any indirect, incidental, consequential, special, or punitive damages, including loss of profits or revenue, arising out of or related to this Agreement, even if advised of the possibility of such damages.

5.3. Indemnification. The Advisors and their affiliates (including their respective officers, directors, agents, shareholders, partners, members and employees), and any person designated by Advisors (each an “Indemnified Person”) shall not be liable to the Customer for any losses, claims, damages, liabilities, costs or expenses (including legal fees or expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, incurred by such Indemnified Person or threatened in connection with the Customer’s business, investments and activities (together “Losses”), except to the extent that such Losses are determined finally by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Person or as otherwise required by law. Each Indemnified Person shall be indemnified to the fullest extent permitted by law by the Customer against any Losses; provided, however, that the Indemnified Person shall not be so indemnified to the extent such Losses shall have been finally determined by a court of competent jurisdiction to have been incurred or suffered by the Indemnified Person by reason of willful misconduct or gross negligence by the Indemnified Person. Each Indemnified Person shall be deemed a third-party beneficiary (to the extent not a direct Party hereto) of this Agreement.

6. Representations and Warranties

6.1. Mutual Representations. Each Party represents and warrants to each other that: (a) it has the full right, power, and authority to enter into and perform its obligations under this Agreement; and (b) its performance under this Agreement will not violate any applicable laws or regulations.

6.2. Disclaimer. Except as expressly set forth in this Agreement, each Advisor makes no warranties, express or implied, including any warranties of merchantability, fitness for a particular purpose, or non-infringement.

7. Miscellaneous

7.1.Governing Law and Dispute Resolution. This Agreement shall be governed by the laws of the State of Delaware. Any claim, dispute, or controversy (“Claim”) arising out of or relating to this Agreement or the relationships among the Parties hereto shall be resolved by one arbitrator through binding arbitration conducted in accordance with the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”) as those Rules exist on the Effective Date, including Rules 16.1 and 16.2 of those Rules. The arbitrator’s decision shall be final, binding, and non-appealable. Judgment upon the award may be entered and enforced in any court having jurisdiction. This clause is made pursuant to a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act. Neither Party shall sue the other Party other than as provided herein or for enforcement of this clause or of the arbitrator’s award; any such suit may be brought only in a Federal District Court or a New York state court. The arbitrator, and not any federal, state, or local court, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, unconscionability, arbitrability, enforceability, or formation of this Agreement including any Claim that all or any part of the Agreement is void or voidable.

7.2. Entire Agreement. This Agreement, including its Schedules, constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, and communications, whether written or oral, relating to the subject matter hereof.

7.3. Amendments. This Agreement may only be amended in writing signed by both Parties.

7.4. Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, except in connection with a merger, acquisition, or sale of substantially all of its assets or, in the case of the Advisors, to a wholly-owned subsidiary or direct or indirect subsidiary of its ultimate parent company.

7.5. Notices. All notices under this Agreement shall be in writing and delivered by certified mail, courier, or email (with confirmation of receipt). Such notices shall be sent to the following addresses (or such other addresses as may be designated by the Parties):

If to Pantera:

Pantera Capital Management LP

600 Montgomery St, 45th Floor

San Francisco, CA, 94111

If to Summer:

Summer Wisdom Holdings Limited

Vistra Corporate Services Centre, Wickham Cay II, Road Town,

Tortola, VG1110, British Virgin Islands

If to the Customer:

Helius Medical Technologies, Inc.

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania 18940

7.6. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or Docusign, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or Docusign signature page were an original thereof.

7.8. Specific Performance. All rights, remedies and powers of a Party are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereby or any laws now existing or hereafter enacted. Each Party acknowledges and agrees that if it breaches any obligations hereunder, the other Party may suffer immediate and irreparable harm for which monetary damages alone shall not be a sufficient remedy, and that in addition to all other remedies that the nonbreaching Party may have, the nonbreaching Party shall be entitled to seek injunctive relief, specific performance or any other form of relief in a court of competent jurisdiction, including, but not limited to, equitable relief, to remedy a breach or threatened breach hereof by the breaching Party and to enforce this Agreement, and the breaching Party hereby waives any and all defenses and objections it may have on grounds of jurisdiction and venue, including, but not limited to, lack of personal jurisdiction and improper venue, and waives any requirement for the securing or posting of any bond in connection with such remedy or to prove the inadequacy of monetary damages.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CUSTOMER:

Helius Medical Technologies, Inc.

By:
Name:	Jeffrey S. Mathiesen
Title:	Chief Financial Officer, Treasurer and Secretary

PANTERA:

Pantera Capital Management LP

By:
Name:	Matthew Gorham
Title:	Authorized Signatory

SUMMER:

Summer Wisdom Holdings Limited

By:
Name:	Joseph Chee
Title:	Authorized Signatory